Exhibit 10.2

ENCORE BANCSHARES, INC.

STOCK OPTION TERMS AND CONDITIONS

Section 1. General. Encore Bancshares, Inc. (the “Company”) has heretofore adopted the Encore Bancshares, Inc. 2000 Stock Incentive Plan (the “Plan”). The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of an Option under the Plan. Subject to the terms and conditions contained herein (“Terms and Conditions”) and the terms and conditions of the Plan, the Company irrevocably grants to Optionee the right and option (“Option”) to purchase from the Company the number of shares of the Company’s common stock, $1.00 par value (“Stock”), set forth in the attached Notice of Stock Option Grant (“Notice”). To the extent set forth in the Notice, a portion of Optionee’s right to purchase Stock has been granted pursuant to an Incentive Stock Option (as defined in the Plan), and a portion of Optionee’s right to purchase Stock has been granted pursuant to a Nonqualified Stock Option (as defined in the Plan) which does not constitute an Incentive Stock Option. The Incentive Stock Option and the Nonqualified Stock Option granted to Optionee are sometimes referred to herein as the “Options.” Unless otherwise provided herein, any provision herein referring to an Option applies separately to each Option covered by the Notice (whether the Notice covers Incentive Stock Options or Nonqualified Stock Options). Unless otherwise provided herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Notice.

Section 2. Exercise Price. The exercise price per share of Stock subject to the Options is set forth in the Notice and, in the case of any Incentive Stock Options, is not less than the Fair Market Value of the Stock at the Date of Grant.

Section 3. Option Period. Subject to Section 5, the Options herein granted may be exercised by Optionee in whole or in part at any time during the Term of the Option set forth in the Notice (the “Option Period”) beginning on the Date of Grant, to the extent the Option is vested and exercisable as set forth in the Notice; provided, however, that no portion of an Option may be exercised prior to the date which is six months after the Date of Grant. Notwithstanding anything herein or in the Notice to the contrary, the Committee, in its sole discretion, may waive the schedule of vesting set forth in the Notice and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

Section 4. Procedure for Exercise. An Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of Optionee, (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing shares of Stock theretofore owned by Optionee for at least six (6) months prior to the date of exercise, duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares of Stock for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Stock as of such date.

As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares of Stock with respect to which an Option has been so exercised, issued in Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

Section 5. Termination of Employment. If, for any reason other than death, disability or Retirement (as defined below), Optionee ceases to be employed by the Company or its Affiliates or ceases to serve as a director or consultant, the Options may be exercised (to the extent the Options are vested at the date of termination of employment or cessation of serving as a director or consultant) during a three (3) month period after such date, after which time the Options shall expire, but in no event may the Options be exercised after the expiration of the Option Period; provided, however, that if Optionee’s employment or service as a director or consultant is terminated because of Optionee’s theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company or while in service as a director (such reasons shall hereinafter be collectively referred to as “for cause”), then the Options or unexercised portion thereof shall expire upon such termination of employment or cessation of serving as a director or consultant.

If, by reason of death, disability or Retirement (as defined below), Optionee ceases to be employed by the Company or its Affiliates or ceases to serve as a director or consultant, the Options shall immediately become fully exercisable and may be exercised at any time and from time to time, within a five (5) year period after such Retirement, death or determination of disability, by Optionee, the guardian of Optionee’s estate, the executor or administrator of Optionee’s estate or by the person or persons to whom Optionee’s rights under the Options shall pass by will or the laws of descent and distribution, but in no event may the Options be exercised after such period or after the expiration of the Option Period. “Retirement” means the Optionee’s voluntary retirement from employment or service after having attained (i) age 55 with at least three (3) years of service, or (ii) age 65. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, Optionee is incapable of performing services for the Company of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

Section 6. Transferability. The Options shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of the Options to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

Section 7. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by the Options until the Options are exercised by written notice and accompanied by payment as provided in Section 4 hereof.

Section 8. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of debt or equity securities ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If, and whenever, prior to the expiration of an Option, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option, Optionee shall be entitled to purchase, in lieu of the number of shares of Stock then covered by the Option, the number and class of shares of stock and securities to which Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, Optionee had been the holder of record of the number of shares of Stock then covered by the Option.

In the event of a Change of Control, any Options which have not expired shall immediately vest and become exercisable. Further, in the event of a Change of Control, the Committee, in its discretion, shall act to effect one or more of the following alternatives with respect to the Options, which may vary among Options granted hereunder: (1) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Optionee hereunder shall terminate; (2) require the mandatory surrender to the Company by Optionee of some or all of the outstanding Options held by Optionee (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to the Option over the exercise price(s) of such Options for such shares; (3) make such adjustments to the Options as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Options); or (4) provide that thereafter upon any exercise of an Option, Optionee shall be entitled to purchase, in lieu of the number of shares of Stock then covered by the Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, Optionee had been the holder of record of the number of shares of Stock then covered by the Option. The provisions contained in this paragraph shall be inapplicable to an Option granted within six (6) months before the occurrence of a Change of Control if Optionee is subject to the reporting requirements of Section 16(a) of the 1934 Act. The provisions contained in this paragraph shall not terminate any rights of Optionee to further payments pursuant to any other agreement with the Company following a Change of Control.

“Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company’s subsidiary savings and loan is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iv) the Company is to be dissolved and liquidated; (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote or control the voting) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors.

“Change of Control Value” shall mean (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction; (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place; or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value (as defined in the Plan) per share of the shares into which Options are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

Section 9. Compliance With Securities Laws. Upon the acquisition of any shares of Stock pursuant to the exercise of the Options herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with these Terms and Conditions.

Section 10. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee may not exercise the Options granted hereby, and the Company will not be obligated to issue any shares of Stock pursuant to this Option grant, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

Section 11. Withholding Tax. To the extent that the exercise of an Option or the disposition of shares of Stock acquired by exercise of an Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, if any, and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares of Stock otherwise required to be issued or transferred pursuant to the terms hereof.

If Optionee disposes of any shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the earlier of (i) two years from the Date of Grant or (ii) one year from the date the Option is exercised, Optionee shall notify the Company of such disposition within ten days of its occurrence.

Section 12. No Right to Employment or Service. Optionee shall be considered to be in the employment of the Company or its Affiliates or in service as a director or consultant so long as he or she remains an employee, director or consultant of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment or service as a director or consultant and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or its Affiliates or to continue service as a director or consultant, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between Optionee and the Company or its Affiliates.

Section 13. Resolution of Disputes. Any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and any such determination and any interpretation by the Committee of the terms of the Plan, the Notice or these Terms and Conditions shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee’s heirs, personal representatives and successors.

Section 14. Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Options will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

Section 15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000., Houston, Texas 77046, Attention: Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

Section 16. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons.

Section 17. Plan Controls. These Terms and Conditions and the Notice are subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein or in the Notice and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to these Terms and Conditions and the Notice.

Section 18. Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

ENCORE BANCSHARES, INC.

NOTICE OF STOCK OPTION GRANT

Optionee:	Social Security Number:
Date of Grant:
Shares Subject to Incentive Stock Option:
Shares Subject to Nonqualified Stock Option:
Exercise Price per Share:
Term of Option: Ten (10) years

Encore Bancshares, Inc. (the “Company”) is pleased to inform you that, as indicated above, the Compensation Committee of the Board of Directors of the Company has granted you an option to purchase a number of shares of common stock of the Company. As indicated above, this grant may consist of an Incentive Stock Option, Nonqualified Stock Option, or both (the options granted hereunder being collectively referred to as the “Options”). Your grant has been made under the Encore Bancshares, Inc. 2000 Stock Incentive Plan (the “Plan”) as amended, which, together with this Notice of Stock Option Grant (the “Notice”) and the Stock Option Terms and Conditions (“Terms and Conditions”), a copy of which is attached hereto, sets forth the terms and conditions of the Options. The Plan and the Terms and Conditions are incorporated herein by reference. Please review this Notice and the Terms and Conditions carefully. Capitalized terms in this Notice have the same meanings ascribed to them in the Plan and the Terms and Conditions.

1. Vesting: Subject to the Terms and Conditions, the Options vest and become exercisable with respect to a percentage of the aggregate number of shares of Stock offered by the Options determined by the number of full years from the Date of Grant in accordance with the following schedule:

Number of Years	Percentage Vested
3	100%

2. Exercise: Subject to the Terms and Conditions, any Option covered by this Notice may be exercised (to the extent vested) at any time during the period beginning on the Date of Grant and ending at the expiration of the Term of the Option (set forth above).

3. Termination or Suspension of Employment or Service: The Terms and Conditions set forth the provisions that apply in the event of your termination or suspension of employment or service.

4. Procedure for Exercise: You may exercise an Option by delivering written notice to the Secretary of the Company setting forth the number of shares of Stock with respect to which you are exercising the Option. Your notice must be accompanied by payment in full of the aggregate exercise price in the form of: (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing shares of Stock that you have owned for at least six (6) months prior to the date of exercise, duly endorsed for transfer to the Company, or (iii) any combination of the preceding.

5. Taxes and Withholding: If either the exercise of an Option or your sale of Stock you acquire by exercising an Option results in an income tax withholding obligation of the Company, you will be required to make appropriate arrangements with the Company for satisfaction of any such withholding obligation, which may include your payment to the Company of all such required amounts at the time the withholding obligation is triggered.

IN WITNESS WHEREOF, ENCORE BANCSHARES, INC. has caused this Notice of Stock Option Grant to be signed by its duly authorized officer this      day of                     , 2007.

By:
Name:	James S. D’Agostino, Jr.
Title:	President